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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY


                               06 December, 2001


                          RADNOR HOLDINGS CORPORATION

                                 as Guarantor

                                      and

                    STYROCHEM EUROPE (THE NETHERLANDS) B.V.

                                   as Vendor

                                      and

                                CRH EUROPE B.V.

                                 as Purchaser

                                      and

                              CRH NEDERLAND B.V.

                            as Purchaser Guarantor

                         -----------------------------

                            SUPPLEMENTAL AGREEMENT

                         -----------------------------




                     Skadden Arps Slate Meagher & Flom LLP
                               One Canada Square
                                 Canary Wharf
                                London E14 5DS
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THE UNDERSIGNED:

1   RADNOR HOLDINGS CORPORATION, a Delaware corporation ("Radnor");

2 STYROCHEM EUROPE (THE NETHERLANDS) B.V., a company incorporated in the Netherlands under register No. 33296091 (the "Vendor");

3 CRH EUROPE B.V., a company incorporated in The Netherlands under register number 28068879 (the "Purchaser"); and

4 CRH NEDERLAND B.V., a company incorporated in The Netherlands, under register number 28068878 ("CRH").

WHEREAS:

On 16 November 2001 the undersigned (the "Parties") have entered into the Agreement;

The Parties wish to amend and restate the Agreement as set out in this Supplemental Agreement.

HAVE AGREED AS FOLLOWS:

1. Definitions used in this Supplemental Agreement have the same meaning as definitions made in the Agreement.

2. The words "In addition, from the date hereof and continuing until the expiration of 18 months from the date of Completion, neither Purchaser nor any of its Affiliates shall solicit for employment, employ, contract with or attempt to contract with any employee of Radnor or its Affiliates holding a senior management position or any person who was an employee holding a senior management position of Radnor or its Affiliates within six months of such person's initial contact with Purchaser or an Affiliate of Purchaser regarding employment with such entity." in clause 2.5 of the Agreement shall be deleted.

3. Through the execution by the Parties of this Supplemental Agreement the Agreement shall be deemed amended and restated thereby.

4. This Supplemental Agreement shall be governed by and construed in accordance with the laws of England.

Thus made on 06 December 2001 and executed by each of the Parties by facsimile.
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RADNOR HOLDINGS CORPORATION


    /s/ Michael V. Valenza
-------------------------------

Signed by: Michael V. Valenza

for and behalf of: Radnor Holdings Corporation




STYROCHEM EUROPE (THE NETHERLANDS) B.V.


    /s/ Michael V. Valenza
-------------------------------

Signed by: Michael Valenza

for and behalf of: StyroChem Europe (the Netherlands) B.V.




CRH EUROPE B.V.


    /s/ C.J.M. Verburg
-------------------------------

Signed by: C.J.M. Verburg

for and behalf of: CRH Europe B.V.
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CRH NEDERLAND B.V.


    /s/ C.J.M. Verburg
-------------------------------

Signed by: C.J.M. Verburg

for and behalf of: CRH Nederland B.V.